CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 19, 1999, relating to the financial statements and financial highlights of Evergreen High Grade Municipal Bond Fund, Evergreen Municipal Bond Fund and Evergreen Short-Intermediate Municipal Fund, which appears in the May 31, 1999 Annual Report to Shareholders of Evergreen National Municipal Bond Funds, which is also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
September 26, 2000